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            AMENDMENT NO. 1 TO THE 1992 DIRECTOR STOCK OPTION PLAN

                        OF BANYAN SYSTEMS INCORPORATED


     Subsection 5(c) of the 1992 Director Stock Option Plan (the "Plan") of Banyan Systems Incorporated is hereby amended and restated in its entirety to read as follows:

     "(c)  Options Non-Transferrable.  Except as otherwise provided in the
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option agreement evidencing the option grant, each option granted under the Plan shall not be transferrable by the optionee otherwise than by will, or by the laws of descent and distribution, and shall be exercised during the lifetime of the optionee only by the optionee."

     Subsection 10 of the Plan is hereby amended and restated in its entirety to read as follows:

     "10.  Amendment of the Plan.  The Board of Directors may at any time, and
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from time to time, modify, terminate or amend the Plan in any respect, except that if at any time the approval of the stockholders of the Company is required as to such modification or amendment under any applicable listing requirement or any applicable tax or regulatory requirement, the Board of Directors may not effect such modification or amendment without such approval."

                                           Adopted by the Board of Directors on
                                           January 16, 1997